Filed Pursuant to Rule 424(b)(5)

Registration No. 333-253117

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 2, 2021)

2,006,544 Shares of Common Stock and

1,395,243 Series E Pre-Funded Warrants to Purchase

We are offering 2,006,544 shares of our common stock, par value $0.01 per share, directly to institutional investors. We are also offering 1,395,243 pre-funded warrants to those purchasers whose purchase shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 9.99% (the “Series E Pre-Funded Warrants”). Each Series E Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.01 per share. Each Series E Pre-Funded Warrant will be exercisable immediately upon issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full. The Series E Pre-Funded Warrants are immediately separable and will be issued separately in this offering.

In a concurrent private placement, we are also selling, to the purchasers of shares of our common stock and Series E Pre-Funded Warrants in this offering, Series A-7 warrants to purchase up to 3,401,787 shares of our common stock (the “Concurrent Private Placement”), which we refer to in this prospectus supplement as the “Private Placement Warrants” and together with the Series E Pre-Funded Warrants, the “Warrants.” The Private Placement Warrants have an initial exercise price of $0.56 per share, subject to adjustment upon shareholder approval of the issuance of common stock in connection with the warrants (the “Shareholder Approval”), will be exercisable upon the date that Shareholder Approval is obtained (the “Shareholder Approval Date”) and have a term of five years following the Shareholder Approval Date. The Private Placement Warrants are immediately separable and will be issued separately in the Concurrent Private Placement. The Private Placement Warrants will be issued initially to purchasers in the ratio of one to one but the number of shares issuable upon exercise of such Private Placement Warrants is subject to adjustment depending on the trading price of our common stock in the five days subsequent to any reverse stock split effected after the date hereof. The Private Placement Warrants and the shares of our common stock issuable upon exercise of the Private Placement Warrants are not being registered under the Securities Act of 1933, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(A)(2) under the Securities Act.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BXRX.” The last reported sale price of our common stock on The Nasdaq Capital Market on August 16, 2023, was $0.56 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we are eligible for reduced public company reporting requirements. Please see “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is less than $75,000,000. Calculated in accordance with General Instruction I.B.6 of Form S-3, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $8.2 million based upon 6,968,796 shares of our outstanding stock held by non-affiliates at the per share price of $1.17 on June 30, 2023, which was the highest closing price within the last 60 days prior to the date of this filing. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of August 16, 2023, is equal to approximately $2.7 million. During the 12 calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 7 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Unit	Total
Offering price per common share and Accompanying Series A-7 Warrant	$0.56	$1,123,665
Offering price per Series E Pre-Funded Warrant and Accompanying Series A-7 Warrant	$0.55	$767,384
Proceeds, before expenses(1), to us		$1,891,049

(1)

We have agreed to pay our financial advisor an advisory fee of 7% and a management fee of 1.0% of the aggregate gross proceeds from this offering and certain expenses. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for additional information with respect to the compensation we will pay the financial advisor.

(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the prefunded warrants being issued in this offering.

We anticipate that delivery of the shares of common stock will be made on or about August 21, 2023, subject to satisfaction of customary closing conditions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is August 16, 2023

Accompanying Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus supplement,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

Solely for convenience, tradenames referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference appear without the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy our securities. Unless the context requires otherwise, references in this prospectus supplement to “Baudax,” “we,” “us” and “our” refer to Baudax Bio, Inc. and our subsidiaries.

Overview

Baudax Bio, Inc. is a biotechnology company focused on developing T cell receptor (“TCR”) therapies utilizing human regulatory T cells (“Tregs”), as well as a portfolio of clinical stage Neuromuscular Blocking Agents (“NMBs”) and an associated reversal agent. Our TCR Treg programs primarily focus on immune modulating therapies for orphan diseases or complications associated with such diseases, as well as the treatment of autoimmune disorders. We believe that our TCR Treg programs have the potential to provide valuable therapeutic options to patients suffering from diseases for which there are limited treatment options and significant unmet need, as well as to prescribers and payers in these markets.

On June 29, 2023, we acquired TeraImmune, Inc. (“TeraImmune”), a Delaware corporation. TeraImmune was a privately-held biotechnology company focused on discovery and development of novel Treg-based cell therapies for autoimmune diseases. TeraImmune’s proprietary and patented technology platforms include a method for expansion of the Treg without losing its function and stability, as well as a method to target specific receptors including TCRs, Chimeric Antigen Receptors (“CARs”) and B cell Antigen Receptors (“BARs”). TerraImmune has also in-licensed through an exclusive, sublicensable, royalty-bearing license, a patent family covering methods of producing T cell populations enriched for regulatory T cells and cell culture compositions from U.S. Department of Health and Human Services, as represented by National Institute of Allergy and Infectious Diseases of the National Institutes of Health. In addition, TeraImmune has developed Treg manufacturing procedures in accordance with regulatory guidance from the U.S. Food and Drug Administration (“FDA”).

In June 2022, TeraImmune’s Investigational New Drug (“IND”) application to commence clinical trials of a Factor VIII (“FVIII”) TCR-Treg treatment for Hemophilia A with inhibitors was cleared by the FDA.

Tregs are designed to recognize and target certain cells through the engagement of target-specific receptors by peptide antigens presented on the surface of the target cell by the major histocompatibility complex. Our proprietary and patented technology platform consists of two approaches: (1) TREGable™, which involves the isolation of natural Tregs, and (2) TREGing™, which involves engineering effector T (“Teff”) cells into antigen-specific Tregs. Each approach is intended to recognize and attack pathogens while avoiding an attack on healthy cells and tissues. The lead product candidate we acquired in the acquisition with TeraImmune, TI-168, is being developed for the treatment of Hemophilia A with inhibitors, which received IND clearance in 2022. We have in-licensed two patent families relating to TI-168, nucleic acids constructs encoding TCRs, methods of producing TI-168, immunosuppressive induced regulatory T cells from the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc. (“HJF”) under two worldwide, exclusive, sublicensable royalty-bearing licenses. We also exclusively license a family of pending U.S. and foreign patent applications directed to immunosuppressive induced regulatory T cells and methods of producing these cells, which if issued would expire in 2041 subject to any applicable disclaimer or extensions.

We also hold exclusive global rights to two new molecular entities, which are centrally acting NMBs, BX1000, an intermediate duration of action NMB that recently completed a successful Phase II clinical trial, and BX2000, an ultra-short acting NMB currently undergoing a Phase I clinical trial. A proprietary blockade reversal agent, BX3000, is currently being evaluated in preclinical studies intended to support an IND filing in 2023. BX3000 is an agent that is expected to rapidly reverse BX1000 and BX2000 blockade. All three agents are licensed from Cornell University. We believe these agents, when an NMB and BX3000 are administered in succession, allow for a rapid onset of centrally acting neuromuscular blockade, followed by a rapid reversal of the neuromuscular blockade with BX3000. These novel agents have the potential to meaningfully reduce time to onset and reversal of blockade and improve the reliability of onset and offset of neuromuscular blockade. This can potentially reduce time in operating rooms or post operative units, resulting in potential clinical and cost advantages, as well as valuable cost savings for hospitals and ambulatory surgical centers and has the potential for an improved clinical profile in terms of safety.

In mid-2020, we launched our first commercial product, ANJESO, in the United States. ANJESO was the first and only 24-hour, intravenous, analgesia agent. ANJESO is a cyclooxygenase-2 preferential, non-steroidal anti-inflammatory drug (“NSAID”) for the management of moderate to severe pain, which could be administered alone or in combination with other non-NSAID analgesics. We discontinued commercial sales of ANJESO in December 2022 and further withdrew its New Drug Application (“NDA”) related to ANJESO in late March 2023.

We believe that we can bring valuable therapeutic options for patients suffering from certain orphan diseases and autoimmune disorders for which there are limited treatment options and significant unmet need, and prescribers and payers in these markets, as well as to the acute care and related markets. We believe we can create value for our shareholders through the development, and potential approval and commercialization of TI-168 for treatment of Hemophilia A with inhibitors, as well as our other pipeline product candidates we develop for the treatment of autoimmune disorders utilizing Treg-based therapies. In addition to our Treg pipeline, we continue to modestly progress the NMB and related assets, and will consider select acquisitions, especially those that could contribute revenue and cash flow.

Corporate Information

We were incorporated in Pennsylvania in 2019 and our office headquarters is located at 490 Lapp Road, Malvern, Pennsylvania 19355.

Available Information

Our website address is www.baudaxbio.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus supplement and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may obtain any of the documents filed by us with the SEC, at no cost from the SEC’s website at www.sec.gov.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). We will remain an emerging growth company until December 31, 2024, unless our gross revenue exceeds $1.07 billion in any fiscal year before that date, we issue more than $1.0 billion of non-convertible debt in any three-year period before that date or the market value of our common stock held by non-affiliates exceeds $700.0 million as of the last business day of the second fiscal quarter of any fiscal year before that date. We have elected to take advantage of certain of the scaled disclosure available for emerging growth companies in this prospectus supplement as well as our filings under the Exchange Act of 1934 (“the Exchange Act”), including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.” The JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Recent Developments

Going Concern

Our management has concluded that substantial doubt exists about our ability to continue as a going concern for one year from the date of this prospectus. We do not expect that the net proceeds of $1.6 million from this offering will be sufficient to allow us to continue as a going concern for one year from the date of this prospectus. The net proceeds of $1.6 million from this offering, together with our existing cash and cash equivalents, will meet our capital needs through the third quarter of 2023.

THE OFFERING

Common stock offered by us	2,006,544 shares of common stock.

Series E Pre-Funded Warrants	1,395,243 Series E Pre-Funded Warrants. If the issuance of shares of our common stock to a purchaser in this offering would result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering, then such purchaser may purchase, if they so choose, in lieu of the shares of our common stock that would result in such excess ownership, a Series E Pre-Funded Warrant to purchase shares of our common stock for a purchase price per share of common stock subject to such Series E Pre-Funded Warrant equal to the per share public offering price for the common stock to be sold in this offering less $0.01. Each Series E Pre-Funded Warrant will have an exercise price of $0.01 per share, will be exercisable upon issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of these Series E Pre-Funded Warrants.

Private Placement Transaction	In a Concurrent Private Placement transaction, we intend to sell to the purchasers in this offering unregistered warrants to purchase up to an aggregate of 3,401,787 shares of common stock, subject to adjustment. The Private Placement Warrants have an initial exercise price of $0.56 per share, subject to adjustment upon any reverse stock split, will be exercisable upon the Shareholder Approval Date and have a term of five years following the Shareholder Approval Date. The Private Placement Warrants are immediately separable and will be issued separately in the Concurrent Private Placement. The Private Placement Warrants will be issued initially to purchasers in the ratio of one to one but the number of shares issuable upon exercise of such Private Placement Warrants is subject to adjustment depending on the trading price of our common stock in the five days subsequent to any reverse stock split effected after the date hereof. See “Private Placement Transaction” below.

Common stock to be outstanding after this offering	10,370,583 shares of common stock, assuming full exercise of the Series E Pre-Funded Warrants in this offering and no exercise of the Private Placement Warrants.

Use of proceeds	We currently intend to use the net proceeds from this offering for pipeline development activities and general corporate purposes. See “Use of Proceeds.”

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 7 of the accompanying prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus supplement.

The Nasdaq Capital Market symbol	Our common shares are traded on The Nasdaq Capital Market under the symbol “BXRX”.

The number of shares of our common stock to be outstanding immediately after this offering is based on 6,968,796 shares of our common stock outstanding as of August 8, 2023, and excludes as of such date:

•	974,824 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted-average exercise price of $7.78 per share;

•	2,667 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding;

•	19,220 shares of our common stock available for future issuance under our 2019 Equity Incentive Plan;

•	9,838,018 shares of our common stock issuable upon the exercise of warrants outstanding as of August 8, 2023 with a weighted-average exercise price of $3.54 per share;

•	27,089,719 shares of our common stock issuable upon conversion of our Series X Preferred Stock, subject to shareholder approval of such conversion; and

•	314,282 shares of our common stock held in escrow in connection with the acquisition of TeraImmune.

Unless otherwise indicated, all information contained in this prospectus supplement assumes:

•	no exercise of the outstanding options or warrants, and no settlement of the restricted stock units described in the bullets above;

•	no exercise of the Private Placement Warrants issued in the Concurrent Private Placement; and

•	full exercise of the Series E Pre-Funded Warrants sold in this offering.

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Before deciding whether to invest in our shares of common stock, you should carefully consider the risks described below and those discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, in our Quarterly Reports on Form 10-Q for the period ended March 31, 2023 and June 30, 2023, and in on our Current Report on Form 8-K/A filed with the Securities and Exchange Commission, or SEC, on August 9, 2023, as updated by our subsequent filings under the Securities and Exchange Act of 1934, or the Exchange Act, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could harm our business, delay the development of our pipeline product candidates and cause the price of our common stock to decline.

You will experience immediate dilution in the book value per share of the common stock purchased in the offering.

Since the public offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our outstanding common stock outstanding prior to this offering, you will suffer dilution in the book value of the common stock you purchase in this offering. The exercise of outstanding stock options and warrants, including the Private Placement Warrants, which, depending on the our share price in the five days subsequent to a reverse stock split, may each be exercisable for more than one common share of our stock, may result in further dilution of your investment. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options outstanding, will dilute your ownership interests and may adversely affect the future market price of our common stock.

We will need additional capital to fund the development, registration and commercialization of our product candidates. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, we have a significant number of warrants to purchase shares of our common stock outstanding. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into, exercisable or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, shareholders may experience further dilution.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

Upon completion of this offering, based on our shares outstanding as of August 8, 2023, we will have 10,370,583 shares of common stock outstanding, assuming full exercise of the Series E Pre-Funded Warrants sold in this offering, which may be resold into the public market immediately without restriction, unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act.

As of August 8, 2023, there were approximately 974,824 shares subject to outstanding options, 2,667 restricted stock unit awards and 19,220 shares that are otherwise issuable under our equity compensation plans, all of which shares we have registered or will register under the Securities Act on a registration statement on Form S-8. The registered shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates, to the extent applicable.

As of August 8, 2023, we had outstanding warrants exercisable for 9,838,018 shares of common stock with a weighted-average exercise price of $3.54 per share. The shares of our common stock underlying such warrants will, upon issuance, be freely tradeable without restriction or further registration under the Securities Act.

Additionally, as of August 8, 2023, we had 27,089.719 shares of Series X Preferred Stock outstanding, which is convertible into 27,089,719 shares of our common stock upon approval of such conversion by our shareholders. Upon conversion, we intend to register such shares for resale under the Securities Act, and when registered, such shares shall be freely tradeable without restriction under the Securities Act.

The market price for our common stock has been volatile and may continue to fluctuate or may decline significantly in the future.

An active, liquid and orderly market for our common stock may not be sustained, which could depress the trading price of our common stock or cause it to continue to be highly volatile or subject to wide fluctuations.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include, among other things:

•

if we are unable to obtain shareholder approval for the conversion of our Series X Preferred Stock by December 29, 2023, then the holders of our Series X Preferred Stock may demand cash settlement upon attempted conversions. And then we may not have sufficient capital to funds our operations;

•

there is no guarantee that the acquisition of TeraImmune, Inc., or TeraImmune, by us will increase shareholder value or that TeraImmune will be successfully integrated into our operations or achieve its desired benefits;

•	we may be unsuccessful in obtaining a waiver or amendment to our credit agreement with respect to any existing events of default thereunder;

•

the commencement, enrollment, or results of our current and future preclinical studies and clinical trials, and the results of trials of our competitors or those of other companies in our market sector;

•	regulatory approval of our product candidates, or limitations to specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

•	manufacturing, supply or distribution delays or shortages;

•	our ability to identify and successfully acquire or in-license new product candidates on acceptable terms;

•	FDA, state or international regulatory actions, including actions on regulatory applications any of our product candidates;

•	legislative or regulatory changes;

•	judicial pronouncements interpreting laws and regulations;

•	changes in government programs;

•	announcements of new products, services or technologies, commercial relationships, acquisitions or other events by us or our competitors;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	changes in accounting principles;

•	litigation or public concern about the safety of our product candidates or similar product candidates;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant shareholders;

•	our ability to obtain additional financing to advance our development operations;

•	our announcement of financing transactions, including debt, convertible notes, warrant exchanges, etc.;

•	our ability to regain and maintain compliance with the listing standard of the Nasdaq Stock Market LLC, or Nasdaq;

•	the continued negative effects of the COVID-19 pandemic on the global economy; and

•	actions by institutional shareholders.

These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including recently. For example, on March 10, 2023, the Federal Deposit Insurance Corporation took control and was appointed receiver of Silicon Valley Bank, or SVB. The financing uncertainty pharmaceutical, biotechnology and medical technology companies may now face as a result of SVB’s entry into receivership may cause significant volatility with respect to pharmaceutical, biotechnology, and medical technology company stocks, which in turn could negatively impact the trading price of our common stock. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Risks Related to Our Finances and Capital Requirements

Our losses, negative cash flows from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern absent obtaining adequate new debt or equity financings.

Management has concluded that substantial doubt exists about our ability to continue as a going concern for the next twelve months from the date hereof. As of June 30, 2023, we had an accumulated deficit of $187 million, cash and cash equivalents of $1.4 million and current liabilities of $20.5 million. Based on available resources, we believe that, prior to this offering, our cash and cash equivalents on hand would be sufficient to fund our currently anticipated operating and capital requirements into the third quarter of 2023, however, our current capital resources are not sufficient to support our planned operations for the next twelve months from the date hereof. We believe that based on the net proceeds of $1.6 million that we will receive from this offering, after deducting the financial advisor advisory fees and estimated offering expenses payable by us, that our cash and cash equivalents on hand will be sufficient to fund our currently anticipated operating and capital requirements through the third quarter of 2023.

We expect to continue to incur losses for the foreseeable future as we continue our efforts to develop our current and future product candidates. We have also incurred significant indebtedness. As of June 30, 2023, we had an outstanding balance of $4.3 million under our credit facility with MAM Eagle Lender, LLC. These factors, individually and collectively, raise substantial doubt about our ability to continue as a going concern, and therefore, could materially limit our ability to raise additional funds through an issuance of debt or equity securities or otherwise.

There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms or at all. Additionally, if we are unable to regain compliance with the listing standards of Nasdaq, our common stock may become delisted, which could have a material adverse effect on the liquidity of our common stock and our ability to raise funding. If such additional financing is not available on satisfactory terms, or is not available in sufficient amounts, we may be required to delay, limit or eliminate the development of business opportunities and our ability to achieve our business objectives, our competitiveness, and our business, financial condition and results of operations will be materially adversely affected. In addition, the impact of the ongoing COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively affect our liquidity and ability to continue as a going concern. In addition, the perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations.

Our forecast of the period of time through which our financial resources will be adequate to support our operating requirements is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section and Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023 and in our Quarterly Reports for the period ended March 31, 2023 and June 30, 2023 filed with the SEC on May 11, 2023 and August 16, 2023, respectively. We have based this estimate on a number of assumptions that may prove to be wrong and changing circumstances beyond our control may cause us to consume capital more rapidly than we currently anticipate. Our inability to obtain additional funding when we need it could seriously harm our business.

If we are unable to meet the initial listing standards of Nasdaq by November 13, 2023, or otherwise regain compliance with the listing standards of Nasdaq, our common stock may become delisted, which could have a material adverse effect on the liquidity of our common stock and our ability to raise capital.

The listing standards of Nasdaq provide, among other things, that a company, in order to qualify for continued listing, must (i) maintain shareholders’ equity of at least $2,500,000 pursuant to Nasdaq Listing Rule 5550(b)(1), or Rule 5550(b)(1), and (ii) maintain a minimum bid price of at least $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2), or Rule 5550(a)(2).

On November 18, 2022, the Nasdaq Listing Qualifications Department, or the Staff, informed us that we did not comply with Rule 5550(b)(1). The Staff granted our request for an extension until May 15, 2023, to comply with Rule 5550(b)(1). On May 17, 2023, we received a delist determination letter from the Staff advising us that the Staff had determined that we did not meet the terms of such extension. We requested an appeal of the Staff’s determination and submitted a hearing request to the Nasdaq Hearings Panel, or the Panel, which request stayed any delisting action by the Staff at least until the hearing process concludes and any extension granted by the Panel expires.

On June 9, 2023, we received a deficiency letter from the Staff notifying us that we are not in compliance with Rule 5550(a)(2) and because we effected two reverse stock splits over the previous two-year period with a cumulative ratio of 250 shares or more to one, we are not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A). Our noncompliance with Rule 5550(a)(2) serves as an additional basis for delisting of our securities from the Nasdaq and the Panel will consider this matter in rendering a determination regarding the our continued listing on the Nasdaq. On June 29, 2023, our hearing with the Panel was held and we submitted our plan for compliance to the Panel. On July 24, 2023, we received a letter from the Staff, or the Hearing Decision, notifying us of its decision to grant our request to continue our listing on Nasdaq on a conditional basis, subject to, among other things, our ability to demonstrate compliance with the Nasdaq initial listing requirements by or before November 13, 2023. There can be no assurance that we will meet the conditions set forth by the Staff in the Hearing Decision, or that we will be able to regain compliance with such applicable Nasdaq listing requirements.

Furthermore, we believe that our acquisition of TeraImmune will, upon shareholder approval of the conversion of the Series X Preferred Stock into shares of common stock in accordance with Nasdaq Listing Rule 5635(a), be considered a “change of control” transaction under Nasdaq rules. As such, we must meet Nasdaq’s initial listing requirements. Accordingly, we must meet all the requirements set forth in Nasdaq Listing Rule 5505(a) and at least one of the standards set forth in Nasdaq Listing Rule 5505(b).

The listing standards of Nasdaq Listing Rule 5505(a) require us to have, among other things:

•	a minimum bid price that is greater than or equal to $4.00 per share;

•	at least 1,000,000 unrestricted publicly held shares;

•	at least 300 round-lot holders, and at least 50% of such round lot holders must each hold unrestricted securities with a market value of at least $2,500;

•	at least three registered and active market makers; and

•

a minimum average daily trading volume of 2,000 shares over the 30 trading day period prior to listing, with trading occurring on more than half of those 30 days, unless such security is listed on Nasdaq in connection with a firm commitment underwritten public offering of at least $4 million.

We must also satisfy at least one of the following Nasdaq Listing Rule 5505(b) requirements:

•	shareholders’ equity of at least $5 million, a market value of unrestricted publicly held shares of at least $15 million, and two years of operating history;

•	a market value of listed securities of at least $50 million, shareholders’ equity of at least $4 million, and a market value of unrestricted publicly held shares of at least $15 million; or

•

net income from continuing operations of $750,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years, shareholders’ equity of at least $4 million, and a market value of unrestricted publicly held shares of at least $5 million.

There is no assurance that we will be able to meet Nasdaq’s initial listing requirements or comply with the requisite Nasdaq requirements to maintain our listing of common stock on Nasdaq. If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on Nasdaq or any other national securities exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our common stock;

•	reduced liquidity for our common stock;

•

a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for its securities;

•	a limited amount of news and analyst coverage for us;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	the incurring of additional costs under state blue sky laws in connection with any sales of our securities.

If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. In the event our common stock is delisted from Nasdaq, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “should,” “potential,” “seek,” “evaluate,” “pursue,” “continue,” “design,” “impact,” “affect,” “forecast,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference include, among other things, statements about:

•	our estimates regarding expenses, revenue, capital requirements and timing and availability of and the need for additional financing;

•	our ability to continue as a going concern for the next twelve months;

•	whether our cash resources will be sufficient to fund our continuing operations;

•	our ability to operate under significant indebtedness and our ability to obtain a waiver or amendment to our Credit Agreement;

•	our ability to regain compliance with the listing requirements of the Nasdaq Capital Market;

•	our ability to obtain regulatory approval for any product candidates that we may develop, and any related restrictions, limitations, or warnings in the label of any approved product candidates;

•	our ability to successfully market, commercialize and achieve broad market acceptance for any of our product candidates once approved;

•	our ability and that of our third-party manufacturers to successfully scale-up our clinical and commercial manufacturing process for our product candidates;

•	the results, timing and outcome of our clinical trials of our product candidates, and any future clinical trials and preclinical studies;

•	our ability to source materials needed for our product candidates, optimize formulations for stability and other characteristics;

•	our relationships with licensors, collaborators, other third parties and our employees;

•	our ability to successfully integrate the operations of our recent acquisition, TeraImmune, and realize anticipated benefits of the acquisition of TeraImmune;

•

our ability to obtain shareholder approval of the conversion of our Series X Non-Voting Convertible Preferred Stock, or Series X Preferred Stock, and the required cash payment of the then-current fair value of the Series X Preferred Stock if such approval is not obtained;

•

the effects of changes in our effective tax rate due to changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, tax impacts and net operating loss utilization related to the separation from Societal CDMO’s acute care business and transfer of such assets to us, or the Separation, and changes in the tax laws;

•	our ability to comply with the regulatory schemes applicable to our business and other regulatory developments in the United States and foreign countries;

•	the performance of third-parties upon which we depend, including third-parties involved with clinical trial execution, and third-party suppliers, manufacturers, supply chain and logistics providers;

•	our ability to obtain and maintain patent protection and defend our intellectual property rights against third-parties;

•	our ability to develop relationships with potential collaborators and development partners;

•	our ability to defend any material litigation filed against us and avoid liabilities resulting from any material litigation;

•	our ability to recruit or retain key scientific, technical, and management personnel or to retain our executive officers;

•	our ability to raise future financing for continued development of our business and our product candidates and to meet any required debt payments, and any milestone payments we may owe;

•	the volatility of capital markets and other macroeconomic factors, including inflationary pressures, banking instability issues, geopolitical tensions or the outbreak of hostilities or war;

•

our ability to operate under leverage and comply with associated lending covenants; to pay existing required interest and principal amortization payments when due; and/or to obtain acceptable refinancing alternatives; and

•

our expectations regarding continuing effects of the COVID-19 pandemic, including manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, and the overall impact of the COVID-19 pandemic on our business, financial condition and results of operations.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly under “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of common stock in this offering will be approximately $1.6 million after deducting the advisory fees and estimated offering expenses payable by us. This estimate excludes the proceeds from the exercise of the Series E Pre-Funded Warrants issued in this offering.

We intend to use the net proceeds of the offering for pipeline development activities and general corporate purposes.

These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, as well as any new collaborations that we may enter into with third parties for our product candidates, the commercialization of our products or our product candidates, if approved, and any unforeseen cash needs. As a result, our management will have broad discretion in the application of the net proceeds from this offering, and the investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and our ability to pay cash dividends is currently restricted by the terms of our credit facility with MAM Eagle Lender, LLC. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our common stock will be made at the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects, anticipated cash needs, plans for expansion and any other factors deemed relevant by our board of directors.

DILUTION

If you invest in our common stock, your interest will be immediately diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of June 30, 2023, our net tangible book value was $(14.4) million, or $(2.06) per share of common stock, based on 6,961,867 shares of common stock outstanding as of June 30, 2023.

After giving effect to the issuance and sale of 2,006,544 shares of our common stock in this offering at an offering price of $0.56 per share of common stock, the sales of the Series E Pre-Funded Warrants to purchase 1,395,243 shares of common stock and accompanying Private Placement Warrants at a public offering price of $0.55, and assuming full exercise of the Series E Pre-Funded Warrants at an exercise price of $0.01 per Series E Pre-Funded Warrant, and after deducting the advisory fees and other estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Private Placement Warrants issued in the concurrent private placement, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $(12.7) million, or approximately $(1.22) per share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.84 per share to our existing shareholders and an immediate dilution of approximately $(1.79) per share to the new investors participating in this offering. The following table illustrates this dilution on a per share basis.

The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:

Assumed combined public offering price per share of common stock (or Series E Pre-Funded Warrants, assuming all such Series E Pre-Funded Warrants are exercised)	$0.56
Historical net tangible book value (deficit) per share as of June 30, 2023	$(2.06)
Increase in adjusted net tangible book value per share attributable to investors purchasing in this offering	$0.84
As adjusted net tangible book value per share as of June 30, 2023 after this offering	$(1.22)
Dilution per share to the new investors purchasing in this offering	$1.79

The foregoing table and calculations are based on 6,961,867 shares of our common stock outstanding as of June 30, 2023, and excludes:

•	974,824 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted-average exercise price of $7.78 per share;

•	2,667 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding;

•	19,220 shares of our common stock available for future issuance under our 2019 Equity Incentive Plan;

•	27,089,719 shares of our common stock issuable upon conversion of our Series X Preferred Stock, subject to shareholder approval of such conversion;

•	314,282 shares of our common stock held in escrow in connection with the acquisition of TeraImmune; and

•	3,401,787 shares of common stock issuable upon the exercise of the Private Placement Warrants to be issued as part of the concurrent private placement with an exercise price of $0.56 per share.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and the Pennsylvania Business Corporation Law of 1988, as amended, or PBCL, are summaries and are qualified in their entirety by reference to the Amended by Restated Articles of Incorporation and the Second Amended and Restated Bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement, of which this prospectus supplement forms a part.

Authorized Capital Stock

We are authorized to issue a total of 200,000,000 shares of capital stock consisting of 190,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01. Our common stock is listed on the Nasdaq Capital Market under the trading symbol “BXRX.”

As of August 8, 2023, 6,968,796 shares of common stock are issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors, and do not have cumulative voting rights. Directors are elected by a plurality of the votes cast.

Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably dividends when, as, and if declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to ratably receive the net assets of our company available after the payments of all debts and other liabilities and subject to the prior rights of the holders of any then-outstanding shares of preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock. As of the date of this prospectus supplement, there were 27,089.719 shares of Series X Preferred Stock outstanding, including 7,023.511 shares of Series X Preferred Stock held in escrow. No other shares of preferred stock were outstanding.

Anti-Takeover Effects of Our Amended and Restated Articles of Incorporation and Our Amended and Restated Bylaws

Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws:

•	divide our board of directors into three classes with staggered three-year terms;

•	provide that a special meeting of shareholders may be called only by a majority of our board of directors, the chairman of our board of directors, the chief executive officer or the president;

•

establish advance notice procedures with respect to shareholder proposals to be brought before a shareholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of director;

•	provide that shareholders may only act at a duly organized meeting; and

•

provide that members of our board of directors may be removed from office by our shareholders only for cause by the affirmative vote of 75% of the total voting power of all shares entitled to vote generally in the election of directors.

Our Amended and Restated Articles of Incorporation also provide that, unless we consent in writing to the selection of an alternative forum, a state or federal court located within the County of Philadelphia in the Commonwealth of Pennsylvania will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the PBCL or (iv) any action asserting a claim peculiar to the relationships among or between our company and our officers, directors and shareholders.

The exclusive forum provision described above is intended to apply to the fullest extent permitted by law, including to actions arising under the Securities Act or the Exchange Act. However, the enforceability of exclusive forum provisions in the governing documents of other companies has been challenged in legal proceedings, and it is possible that a court could find our forum selection provision to be inapplicable or unenforceable with respect to actions arising under the Securities Act or the Exchange Act. Even if it is accepted that our exclusive forum provision applies to actions arising under the Securities Act, shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Anti-Takeover Provisions under Pennsylvania Law

Provisions of the PBCL applicable to us provide, among other things, that:

•

we may not engage in a business combination with an “interested shareholder,” generally defined as a holder of 20% of a corporation’s voting stock, during the five-year period after the interested shareholder became such except under certain specified circumstances;

•

holders of our common stock may object to a “control transaction” involving us (a control transaction is defined as the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of a corporation), and demand that they be paid a cash payment for the “fair value” of their shares from the “controlling person or group”;

•

holders of “control shares” will not be entitled to voting rights with respect to any shares in excess of specified thresholds, including 20% voting control, until the voting rights associated with such shares are restored by the affirmative vote of a majority of disinterested shares and the outstanding voting shares; and

•

any “profit,” as defined, realized by any person or group who is or was a “controlling person or group” with respect to us from the disposition of any equity securities of within 18 months after the person or group became a “controlling person or group” shall belong to and be recoverable by us.

Pennsylvania-chartered corporations may exempt themselves from these and other anti-takeover provisions. Our Amended and Restated Articles of Incorporation do not provide for exemption from the applicability of these or other anti-takeover provisions in the PBCL.

The provisions noted above may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which individual shareholders may consider to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might wish to participate in such a transaction may not have an opportunity to do so. The provisions may make the removal of our board of directors or management more difficult. Furthermore, such provisions could result in us being deemed less attractive to a potential acquiror and/or could result in our shareholders receiving a lesser amount of consideration for their shares of our common stock than otherwise could have been available either in the market generally and/or in a takeover.

No Shareholder Action by Written Consent; Special Meeting of Shareholders

Our Amended and Restated Articles of Incorporation and our Bylaws do not provide for action by written consent in lieu of a meeting by shareholders, which may require our shareholders to wait for a regularly scheduled annual meeting to change the composition of our board of directors. Our Amended and Restated Articles of Incorporation and our Bylaws also provide that special meetings of our shareholders may be called only by the board of directors, the Chairman of the board of directors or by our chief executive officer or president. In no event may our shareholders call a Special Meeting of shareholders. Our Amended and Restated Articles of Incorporation require the affirmative vote of the holders of at least 66 2/3% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal these provisions.

Advance Notification of Shareholder Nominations and Proposals

Our Bylaws establish an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders, including proposed nominations of persons for election to our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Stock Market Listing

Our shares of common stock are listed for trading on The Nasdaq Capital Market under the symbol “BXRX.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 2,006,544 shares of our common stock, par value $0.01 per share, directly to institutional investors. We are also offering 1,395,243 pre-funded warrants (the “Series E Pre-Funded Warrants”), to those purchasers whose purchase shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 9.99%. Each Series E Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.01 per share. Each Series E Pre-Funded Warrant is being issued together with the same Private Placement Warrants described above being issued with each share of common stock. Each Series E Pre-Funded Warrant will be exercisable immediately upon issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full. The Series E Pre-Funded Warrants are immediately separable and will be issued separately in this offering.

In a concurrent private placement, we are also selling, to the purchasers of shares of our common stock and Series E Pre-Funded Warrants in this offering, Series A-7 warrants to purchase up to 3,401,787 shares of our common stock (the “Concurrent Private Placement”), which we refer to in this prospectus supplement as the “Private Placement Warrants” and together with the Series E Pre-Funded Warrants, the “Warrants.” The Private Placement Warrants have an initial exercise price of $0.56 per share, subject to adjustment upon shareholder approval of the issuance of common stock in connection with the warrants (the “Shareholder Approval”), will be exercisable upon the date that Shareholder Approval is obtained (the “Shareholder Approval Date”) and have a term of five years following the Shareholder Approval Date. The Private Placement Warrants are immediately separable and will be issued separately in the Concurrent Private Placement. The Private Placement Warrants will be issued initially to purchasers in the ratio of one to one but the number of shares issuable upon exercise of such Private Placement Warrants is subject to adjustment depending on the trading price of our common stock in the five days subsequent to any reverse stock split effected after the date hereof. The Private Placement Warrants and the shares of our common stock issuable upon exercise of the Private Placement Warrants are not being registered under the Securities Act of 1933, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(A)(2) under the Securities Act.

Common Stock

The description of our common stock under the section “Description of Our Capital Stock” in this prospectus supplement is incorporated herein by reference.

Series E Pre-Funded Warrants

The following summary of certain terms and provisions of the Series E Pre-Funded Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series E Pre-Funded Warrant, the form of which will be filed as an exhibit in a Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Series E Pre-Funded Warrant for a complete description of the terms and conditions of the Series E Pre-Funded Warrants.

Duration and Exercise Price

Each Series E Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.01. The Series E Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Series E Pre-Funded Warrants will be issued separately from the accompanying Private Placement Warrants, in certificated form only.

Exercisability

The Series E Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series E Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of the Series E Pre-Funded Warrant, 9.99%) of the outstanding common stock immediately after exercise. Following the issuance of the Series E Pre-Funded Warrants, upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s Series E Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series E Pre-Funded Warrants and in accordance with the rules and regulations of the SEC. Purchasers of Series E Pre-Funded Warrants in this offering may also elect prior to the issuance of the Series E Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series E Pre-Funded Warrants.

Transferability

Subject to applicable laws, a Series E Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Series E Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series E Pre-Funded Warrants. Rather, the number of shares of common stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment to such fraction multiplied by the exercise price to the holder.

Trading Market

There is no trading market available for the Series E Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Series E Pre-Funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series E Pre-Funded Warrants will be extremely limited. The common stock issuable upon exercise of the Series E Pre-Funded Warrants is currently listed on the Nasdaq Capital Market.

Right as a Shareholder

Except as otherwise provided in the Series E Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series E Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series E Pre-Funded Warrants. The Series E Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series E Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series E Pre-Funded Warrants will be entitled to receive upon exercise of the Series E Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series E Pre-Funded Warrants immediately prior to such fundamental transaction.

PLAN OF DISTRIBUTION

On August 16, 2023, we entered into the Purchase Agreement directly with the investors in connection with this offering for the sale of an aggregate of 2,006,544 shares of common stock at an offering price of $0.56 per share, 1,395,243 shares of Series E Pre-Funded Warrants at an offering price of $0.55 per pre-funded warrant (and an exercise price of $0.01 per share) and Private Placement Warrants to purchase up to 3,401,787 shares of common stock to be issued in a concurrent private placement at an exercise price of $0.56 per share. We will only sell to investors who have entered into the Purchase Agreement.

We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement and accompanying prospectus on or about August 21, 2023, subject to satisfaction of customary closing conditions.

Financial Advisor and Offering Expenses

H.C. Wainwright & Co., LLC is acting as our financial advisor in connection with this offering pursuant to this prospectus supplement and accompanying prospectus and will receive a cash fee equal to approximately $193,350, which includes reimbursement of certain expenses in the amount of $40,950.

We estimate the total expenses payable by us for this offering to be approximately $263,350, which amount includes the financial advisory fee and other estimated expenses of approximately $70,000 which include legal, accounting, printing costs and various fees associated with the registration and listing of our shares.

Nasdaq Capital Market Listing

Our stock is currently traded on the Nasdaq Capital Market under the symbol “BXRX”. On August 16, 2023, the last reported sale price of our common stock was $0.56 per share.

Indemnification

We have agreed to indemnify the financial advisor and specified other persons against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the financial advisor may be required to make in respect of such liabilities.

Regulation M

The financial advisor may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The financial advisor will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the financial advisor. Under these rules and regulations, the financial advisor may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Lock-up Restrictions

Our officers and directors and their respective affiliates have agreed to be subject to a lock-up period of 30 days following the date of this prospectus. During the applicable lock-up period, such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. The Purchase Agreement provides that subject to certain exceptions, we cannot offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 30 days from the date of the closing of this offering. The Purchase Agreement also provides that from the date of the Purchase Agreement until the one-year anniversary from the closing date of this offering, we cannot enter into a variable rate transaction, subject to certain exceptions.

Other Relationships

From time to time, the financial advisor has provided may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has received and may receive in the future certain compensation. Except as disclosed in this prospectus supplement, we have no present arrangements with the financial advisor for any services.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement (the “Private Placement Transaction”), we are selling to purchasers of our common stock in this offering Private Placement Warrants to purchase up to an aggregate of 3,401,787 shares of our common stock. The Private Placement Warrants and the shares of our common stock issuable upon the exercise of the Private Placement Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Accordingly, purchasers may only sell shares of common stock issued upon exercise of the Private Placement Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The Private Placement Warrants have an initial exercise price of $0.56 per share, subject to adjustment upon any reverse stock split, will be exercisable upon the Shareholder Approval Date and have a term of five years following the Shareholder Approval Date. The Private Placement Warrants will be issued initially to purchasers in the ratio of one to one but the number of shares issuable upon exercise of such Private Placement Warrants is subject to adjustment depending on the trading price of our common stock in the five days subsequent to any reverse stock split effected after the date hereof. A holder of Private Placement Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the initial exercise date, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, or the Beneficial Ownership Limitation; provided, however, that upon notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Private Placement Warrants at the Black Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Private Placement Warrants, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

LEGAL MATTERS

The validity of the securities being offered in this offering will be passed upon for us by Goodwin Procter LLP. The financial advisor is being represented by Ellenoff Grossman & Schole LLP in connection with this offering.

EXPERTS

The consolidated balance sheets of Baudax Bio, Inc. and Subsidiaries as of December 31, 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the retrospective adjustments to the 2021 financial statements discussed in Notes 1 and 3(l) to the financial statements, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of TeraImmune and its subsidiary as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”), have been audited by Horne LLP independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning TeraImmune’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

KPMG LLP, independent registered public accounting firm, audited the consolidated financial statements as of December 31, 2021, and for the year then ended, before the effects of the retrospective adjustment, which financial statements are not incorporated by reference herein. EisnerAmper LLP, an independent registered public accounting firm, audited the retrospective adjustment. The consolidated financial statements of Baudax Bio, Inc, as of December 31, 2021, and for the year then ended, have been incorporated by reference herein in reliance upon the reports of (1) KPMG LLP, solely with respect to the financial statements before the effects of the retrospective adjustment, and (2) EisnerAmper LLP, solely with respect to the retrospective adjustment, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus supplement and the accompanying base prospectus forms a part, at the SEC’s Internet website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at http://www.baudaxbio.com. The content contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 11, 2023 and August 16, 2023;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Definitive Proxy Statement on Form DEF 14A, filed on April 28, 2023;

•

Our Current Reports on Form 8-K and 8-K/A, as applicable filed with the SEC (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) on January  9, 2023, January 24, 2023, March 3, 2023, March  27, 2023, March 31, 2023, April 4, 2023, April  25, 2023, April  28, 2023, May  19, 2023, June  15, 2023, June  27, 2023, June  28, 2023, July  5, 2023, July  17, 2023, July  25, 2023, July  31, 2023 and August 9, 2023, (in each case other than any portions thereof deemed furnished and not filed); and

•

The description of our common stock contained in our Form 10 filed with the SEC on November 8, 2019 (File No. 001-39101), including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of our common stock shall be deemed incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “Filed” with the SEC, including any information furnished pursuant to items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number below. You may also access this information on our website at www.baudaxbio.com by viewing the “Financial & Filings” subsection of the “News & Investors” menu. No additional information is deemed to be part of or incorporated by reference into this prospectus supplement.

Baudax Bio, Inc.

490 Lapp Road

Malvern, PA 19355

(484) 395-2440

PROSPECTUS

$100,000,000

BAUDAX BIO, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Subscription Rights

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED BY REFERENCE THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BXRX.” On February 11, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.86 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus.

This prospectus provides you only with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Baudax,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Baudax Bio, Inc., and its consolidated subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Solely for convenience, tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “News & Investors” section of our website at www.baudaxbio.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 16, 2021;

•

Our Current Reports on Form 8-K filed with the SEC (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) on January  5, 2021, January  22, 2021, January  22, 2021, January  26, 2021 and February 9, 2021 (in each case other than any portions thereof deemed furnished and not filed); and

•

The description of our common stock contained in our Form 10 filed with the SEC on November 8, 2019 (File No. 001-39101), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number below. You may also access this information on our website at www.baudaxbio.com by viewing the “Financial & Filings” subsection of the “News & Investors” menu. No additional information is deemed to be part of or incorporated by reference into this prospectus.

Baudax Bio, Inc.

490 Lapp Road

Malvern, PA 19355

(484) 395-2440

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include, but are not limited to, statements concerning:

•	our estimates regarding expenses, revenue, capital requirements and timing and availability of and the need for additional financing;

•	our ability to continue as a going concern for the next 12 months;

•	our ability to operate under significant indebtedness and obtain forgiveness of our Paycheck Protection Program Loan;

•

our ability to maintain regulatory approval for ANJESO® (meloxicam) injection, or ANJESO, and any other product candidates that we may develop, and any related restrictions, limitations, or warnings in the label of any approved product candidates;

•

our ability to successfully manage the timing, costs and other aspects of the commercialization of ANJESO, including setting an acceptable price for and obtaining adequate coverage and reimbursement of ANJESO;

•	our ability to successfully market, commercialize and achieve broad market acceptance for ANJESO and any of our other product candidates once approved;

•	the acceptance of ANJESO by the medical community, including physicians, patients, healthcare providers and hospital formularies;

•	our ability and that of our third-party manufacturers to successfully scale-up our commercial manufacturing process for ANJESO;

•	the results, timing and outcome of our clinical trials of our product candidates, and any future clinical and preclinical studies;

•	our relationships with Recro Pharma, Inc., or Recro, Alkermes plc, or Alkermes, other third parties, licensors, collaborators, and our employees;

•	our ability to operate as a standalone company and execute our strategic priorities;

•	potential indemnification liabilities we may owe to Recro after the separation of Recro’s acute care business and transfer of such assets to us, or the Separation;

•

the effects of changes in our effective tax rate due to changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, tax impacts and net operating loss utilization related to the Separation and changes in the tax laws;

•	our ability to comply with the regulatory schemes applicable to our business and other regulatory developments in the United States and foreign countries;

•

the performance of third-parties upon which we depend, including third-party contract research organizations, or CROs, and third-party suppliers, manufacturers including Alkermes and Patheon UK Limited, group purchasing organizations, distributors and logistics providers;

•	our ability to obtain and maintain patent protection and defend our intellectual property rights against third parties;

•	our ability to maintain our relationships, profitability and contracts with our key commercial partners;

•

our ability to defend any material litigation filed against us and avoid liabilities resulting from any material litigation, including any liabilities associated with the ongoing securities class action filed against Recro for which we have agreed to indemnify Recro;

•	our ability to recruit or retain key scientific, technical, commercial, and management personnel or to retain our executive officers;

•

our ability to raise future financing and attain profitability for continued development of our business and commercialization of ANJESO and our product candidates and to meet any required debt payments, and any milestone payments owing to Alkermes, or our other licensing and collaboration partners;

•

our ability to operate under increased leverage and associated lending covenants; to pay existing required interest and principal amortization payments when due; and/or to obtain acceptable refinancing alternatives; and

•

our expectations regarding the impact of the ongoing coronavirus 2019, or COVID-19, pandemic including, but not limited to, the expected duration of disruption and immediate and long-term delays, disruption in the commercialization of ANJESO, our ability to access hospital systems and formulary committees, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, and the overall impact of the COVID-19 pandemic on our business, financial condition and results of operations.

You should read this prospectus and the documents incorporated herein by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or related free writing prospectus and any document incorporated herein by reference herein and therein is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ABOUT BAUDAX

Overview

We are a pharmaceutical company primarily focused on developing and commercializing innovative products for hospital and related acute care settings. We believe that we can bring valuable therapeutic options for patients, prescribers and payers to the hospital and related acute care markets.

Our first commercial product, ANJESO, had its New Drug Application, or NDA, approved by the United States Food and Drug Administration, or FDA, on February 20, 2020 for the management of moderate to severe pain, alone or in combination with other non-NSAID analgesics. ANJESO is a once daily intravenous, or IV, NSAID with preferential Cox-2 activity, which has successfully completed three Phase III studies, including two pivotal efficacy trials, a large double-blind Phase III safety trial and other safety studies for the management of moderate to severe pain. Overall, the total NDA program included over 1,400 patients. We have established sales management, marketing and reimbursement functions in connection with the commercialization of ANJESO in the United States.

We commenced our commercial launch of ANJESO in June of 2020. We utilize an internal sales team and collaborate with third parties who market ANJESO to health care professionals at our called-on institutions for the commercialization of ANJESO in the United States. We continue to evaluate strategic partnerships to commercialize ANJESO outside of the United States. In August 2020, the Centers for Medicare and Medicaid Services, or CMS, established a new permanent J-code for ANJESO, which became effective on October 1, 2020, facilitating reimbursement of ANJESO in the hospital outpatient, ambulatory surgery center and physician office settings of care. We have also entered into agreements with leading group purchasing organizations in the U.S., including Vizient Inc., and Premier Inc., as well as one of the top 3 integrated delivery networks for terms for availability of ANJESO to their member institutions. Over 65 institutions have added ANJESO to their formulary and the number of vials sold to end-customers (e.g., hospitals and ambulatory surgical centers) has increased over 80% in the fourth quarter of 2020 versus the third quarter of 2020. The average quarterly orders per account have increased over 60% from the third to fourth quarter, and the re-order rate is approximately 55% with a deepening usage pattern.

Our pipeline also includes other early-stage product candidates, including two novel neuromuscular blocking agents, or NMBAs, and a related proprietary chemical reversal agent and Dex-IN, a proprietary intranasal formulation of dexmedetomidine, or Dex, an alpha-2 adrenergic agonist that we are evaluating for possible partnering.

Corporate Information

We separated from Recro Pharma, Inc., or Recro, on November 21, 2019 as a result of a special dividend distribution of all the outstanding shares of our common stock to Recro shareholders, which we refer to as the Separation. On November 21, 2019, each Recro shareholder of record as of November 15, 2019 received one share of Baudax Bio’s common stock for every two and one-half shares of Recro common stock, or the Distribution. As a result of the Distribution, we became an independent public company.

Our principal executive offices are located at 490 Lapp Road, Malvern, PA 19355, and our telephone number is (484) 395-2440. Our website address is www.baudaxbio.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include, and are not limited to, costs associated with commercialization of ANJESO, research and development costs, manufacturing costs, the acquisition or licensing of other businesses, products or product candidates, working capital and capital expenditures.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information.” For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Authorized Capital Stock. Our authorized capital stock consists of (i) 100,000,000 shares of common stock, par value $0.01 per share, of which 70,142,608 shares have been issued and are outstanding as of February 11, 2021, referred to as the capitalization date, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares have been issued and are outstanding as of the capitalization date. We do not hold any shares of our capital stock in its treasury.

Voting Rights. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of our common stock do not have any cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive ratably any dividends declared by our Board of Directors, or Board, out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

No Preemptive or Similar Rights. Our common stock has no preemptive rights, conversion rights, redemption rights or other subscription rights or redemption or sinking fund provisions. In the event of a liquidation, dissolution or winding up of us, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “BXRX.” On February 11, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.86 per share. As of February 11, 2021, we had approximately 8 shareholders of record.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Our Amended and Restated Articles of Incorporation and Our Amended and Restated Bylaws

Provisions of our amended and restated articles of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated articles of incorporation and amended and restated bylaws:

•	Divide our board of directors into three classes with staggered three-year terms;

•	Provide that a special meeting of shareholders may only be called only by a majority of our board of directors, the chairman of our board of directors, the chief executive officer or the president;

•

Establish advance notice procedures with respect to shareholder proposals to be brought before a shareholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors;

•	Provide that shareholders may only act at a duly organized meeting;

•

Provide that certain provisions of the amended and restated articles of incorporation may only be amended with the affirmative vote of 66 2/3% of the holders of the outstanding shares of capital stock; and

•

Provide that members of our board of directors may be removed from office by our shareholders only for cause by the affirmative vote of 75% of the total voting power of all shares entitled to vote generally in the election of directors.

Our amended and restated articles of incorporation also provide that, unless we consent in writing to the selection of an alternative forum, a state or federal court located within the County of Philadelphia in the Commonwealth of Pennsylvania will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Pennsylvania Business Corporation Law, or the PBCL, or (iv) any action asserting a claim peculiar to the relationships among or between our company and our officers, directors and shareholders.

The exclusive forum provision described above is intended to apply to the fullest extent permitted by law, including to actions arising under the Securities Act or the Exchange Act. However, the enforceability of exclusive forum provisions in the governing documents of other companies has been challenged in legal proceedings, and it is possible that a court could find our forum selection provision to be inapplicable or unenforceable with respect to actions arising under the Securities Act or the Exchange Act. Even if it is accepted that our exclusive forum provision applies to actions arising under the Securities Act, shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Anti-Takeover Provisions under Pennsylvania Law

Pennsylvania Anti-Takeover Law

Provisions of the PBCL applicable to us provide, among other things, that:

•

we may not engage in a business combination with an “interested shareholder,” generally defined as a holder of 20% of a corporation’s voting stock, during the five-year period after the interested shareholder became such except under certain specified circumstances;

•

holders of our common stock may object to a “control transaction” involving us (a control transaction is defined as the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of a corporation), and demand that they be paid a cash payment for the “fair value” of their shares from the “controlling person or group”;

•

holders of “control shares” will not be entitled to voting rights with respect to any shares in excess of specified thresholds, including 20% voting control, until the voting rights associated with such shares are restored by the affirmative vote of a majority of disinterested shares and the outstanding voting shares of the Company; and

•

any “profit,” as defined, realized by any person or group who is or was a “controlling person or group” with respect to us from the disposition of any equity securities of within 18 months after the person or group became a “controlling person or group” shall belong to and be recoverable by us.

Pennsylvania-chartered corporations may exempt themselves from these and other anti-takeover provisions. Our amended and restated articles of incorporation do not provide for exemption from the applicability of these or other anti-takeover provisions in the PBCL.

The provisions noted above may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which individual shareholders may consider to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might wish to participate in such a transaction may not have an opportunity to do so. The provisions may make the removal of our board of directors or management more difficult. Furthermore, such provisions could result our company being deemed less attractive to a potential acquiror and/or could result in our shareholders receiving a lesser amount of consideration for their shares of our common stock than otherwise could have been available either in the market generally and/or in a takeover.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. We can issue an unlimited amount of debt securities under the indenture that may be issued in one or more series. Unless otherwise set forth in a resolution of our board of directors, a supplemental indenture or an officer’s certificate detailing the adopt of a series of debt securities, all securities in a series shall be identical. Debt securities may differ between series with respect to any term, provided, that all series of debt securities shall be equally and ratably entitled to the benefits of the indenture.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•

the obligation, if any, of the Company to redeem or repurchase the debt securities of a series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of a series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Defaults and Notice”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

•	if the debt securities of a series, in whole or any specified part, shall be defeasible.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person, or a successor person, unless:

•

the indenture shall remain in full force and effect and either we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and expressly assumes by a supplemental indenture executed and delivered to the trustee, all of our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Defaults and Notice

Unless otherwise specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing a series of debt securities, “Event of Default” means with respect to any series of debt securities, any of the following:

•	failure to pay the principal of, or premium, if any, on any debt security when the same becomes due and payable at Maturity, upon acceleration, redemption or otherwise;

•	failure to make a payment of any interest on any debt security of such series when due and payable, and the default continues for a period of 30 days;

•

failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of the series or in the Indenture for 60 days after written notice from the trustee or the holders of not less than 25% of the aggregate principal amount of the debt securities of the series then outstanding, with such notice specifying the default, demanding that it be remedied and stating that the notice is a “Notice of Default”;

•	certain events relating to our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of a Significant Subsidiary;

•	certain cross defaults, if and as applicable; and

•	any other Event of Default specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing such series of debt securities.

No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiary outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding (except as to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture and such rescission would not conflict with any judgment or decree. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The trustee is entitled to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such series, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction that conflicts with law or the indenture, or that the trustee determines may be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

No holder of any debt security of any series will have any right to institute any proceeding or pursue any remedy, with respect to the indenture or a series of debt securities, unless:

•	That holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

The holders of note less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has failed to institute the proceeding within 60 days and has not received from the holder of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within such 60 day periods.

No holder of debt securities under the indenture may use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder of debt securities.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default (except if such Default or Event of Default has been validly cured or waived before the trustee gives such notice). The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification of the Indenture

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•

to cure any ambiguity, defect or inconsistency or make any other change to the indenture or the debt securities that does not materially and adversely affect the rights of any holder of our debt securities under the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; or

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee.

We may also modify or supplement the indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or supplement. The holders of at least a majority in principal amount of the outstanding debt securities of each such series affected by the modifications or supplement may waive compliance by us in a particular instance with any provision of the indenture or the debt securities of such affected series of debt securities without notice to any holder of our debt securities. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

change the amount or time of any payment required by any debt security, or reduce the premium payable upon any redemption of any debt securities, or change the time before which no such redemption may be made;

•

waive a default in the payment of the principal of, or interest or premium, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any debt security, or change any of the provisions with respect to the redemption of any debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity; or

•

make any change to certain provisions of the indenture relating to the rights of holders to institute suit with respect to the indenture or the debt securities of a series and the modification or supplement of the indenture or the debt securities of any series requiring the consent of holders of our debt securities.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

This is referred to as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. No Personal Liability of Directors, Officers, Employees or Securityholders

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Baudax Bio.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the unites; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Private Placement Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•

an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities.

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	in “at-the-market” offerings (as defined in Rule 415 under the Securities Act);

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through a combination of any of these methods of sale; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. We may effect the distribution of the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on Nasdaq. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

We will set forth in a prospectus supplement:

•	the terms of any underwriting or other agreement that we reach relating to sales under this prospectus;

•	the method of distribution of the securities;

•	the names of any agents, underwriters or dealers, including any managing underwriters, used in the offering of securities;

•	the terms of any direct sales, including the terms of any bidding or auction process, or the terms of any other transactions;

•	any delayed delivery obligations to take the securities;

•	the compensation payable to agents, underwriters and dealers, which may be in the form of discounts, concessions or commissions;

•	any activities that may be undertaken by agents, underwriters and dealers to stabilize, maintain or otherwise affect the price of the securities; and

•	any indemnification and contribution obligations owing to agents, underwriters and dealers.

If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act. If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for the applicable securities may be more than two scheduled business days after the trade date for the securities. Accordingly, in such a case, if a purchaser of securities wishes to trade securities on any date prior to the second business day before the original issue date for the securities, they will be required, by virtue of the fact that the securities initially are expected to settle more than two scheduled business days after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine as to certain legal matters.

EXPERTS

The consolidated and combined financial statements of Baudax Bio, Inc. as of December 31, 2020 and 2019, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated and combined financial statements contains an explanatory paragraph that states that Baudax Bio, Inc. has incurred recurring losses and negative cash flows from operations and has an accumulated deficit of $112.3 million as of December 31, 2020 that raise substantial doubt about its ability to continue as a going concern. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2,006,544 Shares of Common Stock and

1,395,243 Series E Pre-funded Private Placement Warrants to Purchase

PROSPECTUS SUPPLEMENT

August 16, 2023